Exhibit 32.1

Certification by the Chief Financial Officer and Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. 1350, each of the undersigned officers of Sterling Construction Company, Inc., a Delaware corporation (the "Company"), does hereby certify that the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2010                         /s/ Patrick T. Manning
Patrick T. Manning
Chief Executive Officer

Dated: March 15, 2010                         /s/ James H. Allen, Jr.
James H. Allen, Jr.
Senior Vice President & Chief Financial Officer

This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by that act, be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section.  This certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

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